Exhibit 10.9

626 305 5900 | Phone 626 305 0350 | Fax

111 W. Lemon Ave.
Monrovia, CA 91016

www.xencor.com

November 18, 2010

Bruce Carter

Re:  Amendment No. 1 to Board Agreement

Dear Dr. Carter:

Reference is made to the letter agreement (the “Agreement”) dated September 23, 2009 between you and Xencor, Inc. (the “Company”).  Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement.

The Agreement is hereby amended as follows:

1.                                      Paragraph 1 of the Agreement is hereby amended and restated to read in its entirety as follows:

1.                                      Service.  You will serve as Chairman of the Board pursuant to the terms of Section 1.1(b)(iv) of that certain Second Amended and Restated Voting, Right of First Refusal and Co-Sale Agreement dated October 12, 2007 by and among the Company and the Stockholders named therein, as amended (the “Voting Agreement”).  Your service will continue until your resignation or removal as Chairman or as a member of the Board.  You may resign as Chairman or as a member of the Board at any time, and you may be removed (with or without cause) as Chairman of the Board at any time by action of the Board or as a member of the Board by the holders of a majority of the Common Stock then outstanding in accordance with Section 1.1(b)(iv) of the Voting Agreement.

2.                                      The first sentence of Paragraph 3(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

For so long as you continue to serve as Chairman, the Company will pay you an annual cash retainer of $50,000, payable monthly in arrears in accordance with the Company’s normal payment practices for each year of your service as a member of the Board.

3.                                      Except as amended above, the Agreement shall continue in full force and effect in accordance with its terms.

If the foregoing is acceptable, please sign and return one copy to the undersigned at your earliest convenience.

Very truly yours,

/s/ Bassil Dahiyat
Bassil Dahiyat, Ph.D.
Chief Executive Officer
Xencor, Inc.

Agreed to and Accepted:

/s/ Bruce Carter
Bruce Carter
Dated:	18 Nov. 2010